Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:     Phillip G. Creek
Senior Vice President, Chief Financial Officer
M/I Homes, Inc.
(614) 418-8011

M/I Homes Reports Record Backlog, New Contracts,
and Homes Delivered

Columbus, Ohio (April 11, 2006) - M/I Homes, Inc. (NYSE:MHO) announces record backlog, new contracts, and homes delivered for the first quarter.

The Company reported the highest first quarter backlog in the Company’s history, with units increasing 4% to 3,112 and sales value increasing 18% to $1.1 billion. In addition, average sales price in backlog reached an all-time record of $346,000 - a 13% increase over March 2005. New contracts and homes delivered during 2006’s first quarter increased 5% and 7%, respectively to 1,137 and 832 compared to 2005 new contracts of 1,078 and homes delivered of 775. M/I Homes had 155 active communities at March 31, 2006 compared to 130 at March 31, 2005.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We are pleased to report a 5% increase in new contracts for the first quarter. Our Florida and North Carolina operations had a strong quarter for new contracts - more than offsetting the reduced activity in our Washington, D.C. market and the continued difficult market conditions in the Midwest. We are on target to increase our active communities to 175 by year-end with all of our net new communities planned for Florida, North Carolina and Washington, D.C. Given our record backlog, we are poised to make 2006 another record year for M/I Homes.”

The Company expects to report first quarter financial results on April 25. You are invited to listen to the conference call over the Internet at 4:00 p.m. EDT. To hear the call, log on to the M/I Homes website at mihomes.com, click on “Investor Relations” and select “Listen to the Conference Call.” The call, along with non-GAAP financial measures, will be available through April 25, 2007.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered nearly 65,000 homes. The Company’s homes are marketed and sold under the trade names M/I Homes, Showcase Homes and Shamrock Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Tampa, Orlando and West Palm Beach, Florida; Charlotte and Raleigh, North Carolina; Delaware; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

M/I HOMES, INC.
Homebuilding Operational Data

	NEW CONTRACTS			HOMES DELIVERED
	Three months ended			Three months ended
	March 31,			March 31,
			%			%
	2006	2005	Change	2006	2005	Change

Ohio &
Indiana	640	643	-	369	416	(11)

Florida	321	287	12	365	247	48

NC, DE
VA & MD	176	148	19	98	112	(13)

	1,137	1,078	5	832	775	7

BACKLOG
	March 31, 2006			March 31, 2005
		Dollars	Average		Dollars	Average
	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Ohio &
Indiana	1,211	$ 340	$281,000	1,537	$426	$277,000

Florida	1,496	$ 562	$376,000	1,136	$336	$296,000

NC, DE
VA& MD	405	$ 174	$429,000	318	$151	$475,000

	3,112	$1,076	$346,000	2,991	$913	$305,000

	ACTIVE COMMUNITIES
	March 31,
			%
	2006	2005	Change

Ohio &
Indiana	90	89	1

Florida	33	18	83

NC, DE
VA & MD	32	23	39

	155	130	19